                 CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                          SARBANES-OXLEY ACT OF 2002

David P. Butler and Gerard K. O'Reilly, Co-Principal Executive Officers, and Gregory K. Hinkle, Principal Financial Officer, of DFA Investment Dimensions Group Inc., a Maryland corporation (the "Registrant"), each certify that:

    1. The Registrant's periodic report on Form N-CSR for the period ended April 30, 2019 (the "Report") fully complies with the requirements of
       Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:    /s/ David P. Butler
       ------------------------------------
       David P. Butler
       Co-Principal Executive Officer
       DFA Investment Dimensions Group Inc.

Date:  July 5, 2019

By:    /s/ Gerard K. O'Reilly
       ------------------------------------
       Gerard K. O'Reilly
       Co-Principal Executive Officer
       DFA Investment Dimensions Group Inc.

Date:  July 5, 2019

By:    /s/ Gregory K. Hinkle
       ------------------------------------
       Gregory K. Hinkle
       Principal Financial Officer
       DFA Investment Dimensions Group Inc.

Date:  July 5, 2019